Exhibit 10-aaa(5)

GUARANTEE AGREEMENT dated as of March 3, 2003 among MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation ("Borrower"), each of the subsidiaries listed on Schedule I hereto (each such subsidiary, individually, a "Subsidiary" or a "Guarantor" and, collectively, the "Subsidiaries" or the "Guarantors") and CITICORP USA, INC. as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Security Agreement).

Reference is made to the Revolving Credit Agreement dated as of December 5, 2002 (as amended, supplemented or otherwise modified from time to time, the "Revolving Credit Agreement"), among the Borrower, the lenders from time to time party thereto (the "Lenders"), the Collateral Agent and Citicorp USA, Inc., as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Revolving Credit Agreement.

The Lenders have agreed to make Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Revolving Credit Agreement. Each of the Subsidiaries is a direct or indirect subsidiary of the Borrower and acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders. The obligations of the Lenders to make Loans are conditioned on, among other things, the execution and delivery by the Guarantors of a Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans, the Guarantors are willing to execute this Agreement.

As is set forth in the Revolving Credit Agreement, the Lenders have agreed that the Indebtedness evidenced by the Loan Documents shall be subordinated in right of payment to the prior payment in full of the Bank Revolver Obligations, in accordance with Article X of the Revolving Credit Agreement. The parties hereto desire that the Guarantees of the Investor Revolver Obligations described herein should also constitute Subordinated Indebtedness and be subordinated in right of payment to the prior payment in full of the Bank Revolver Obligations, in accordance with Article II of this Guarantee Agreement.

Accordingly, the parties hereto agree as follows:

1.	Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Secured Parties under the Revolving Credit Agreement and th e other Loan Documents, (b) the due and punctual performance of

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all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Revolving Credit Agreement and the other Loan Documents, (c) unless otherwise agreed to in writing by the applicable Lender party thereto, the due and punctual payment and performance of all obligations of the Borrower or any other Loan Party, monetary or otherwise, under each Hedging Agreement entered into with a counterparty that was a Lender (or an Affiliate of a Lender) at the time such Hedging Agreement was entered into and (d) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to the Administrative Agent or any of its Affiliates and arising from treasury, depositary and cash management services in connection with any automated clearing house transfers of funds (all the monetary and other obligations referred to in the preceding clauses (a) through (d) being collecti vely called the "Investor Revolver Obligations"). Each Guarantor further agrees that the Investor Revolver Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Investor Revolver Obligation. Each Guarantor agrees to pay, in addition to the amounts stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Secured Parties in enforcing any rights under this Agreement.

2.	Investor Revolver Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Investor Revolver Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any Guarantor under the provisions of the Revolving Credit Agreement, any other Loan Document or otherwise; (b) any rescission, waiver (except the effect of any waiver obtained pursuant to Section 3.05(b)), amendment or modification of, or any release from any terms or provisions of any other Loan Document, any other Guarantee or any other agreement, including with re spect to any other Guarantor under this Agreement, (c) the failure to perfect any security interest in, or release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party, or (d) any change in ownership of the Borrower.

3.	Security. Each of the Guarantors authorizes the Collateral Agent and each of the other Secured Parties to (a) take and hold security for the payment of this Guarantee and the Investor Revolver Obligations as set forth in the Security Agreement, and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees, other Guarantors or other obligors.

4.	Guarantee of Payment. Each Guarantor agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any of the security held for payment of the Investor Revolver Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other Person

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5.	No Discharge or Diminishment of Guarantee. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Investor Revolver Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Investor Revolver Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Investor Revolver Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under the Revolving Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Investor Revolver Obligations, or the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Investor Revolver Obligations).

6.	Defenses of Borrower Waived. To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Investor Revolver Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the final and indefeasible payment in full in cash of the Investor Revolver Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Investor Revolver Obligations, make any other accommodation with the Borrower or any other guarantor or exercise any other right or remedy available to them against the Borrower or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Investor Revolver Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each of the Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor or guarantor, as the case may be, or any security.

7.	Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Investor Revolver Obligations when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent or such other Secured Party as designated thereby, in cash the amount equal to the sum of such unpaid Investor Revolver Obligations.

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	a.	The Guarantee of each Guarantor made hereby is, to the extent and in the manner set forth in Article II hereof, subordinated and subject in right of payment to the prior payment in full of all Bank Revolver Obligations of such Guarantor and is made subject to the provisions of such Article II.

	b.	Upon payment by any Guarantor of any sums to the Collateral Agent or any Secured Party as provided above, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Investor Revolver Obligations. If any amount shall erroneously be paid to any Guarantor on account of such subrogation, contribution, reimbursement, indemnity or similar right, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Investor Revolver Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

8.	Agreement to Subordinate. Each of the Guarantors and the Collateral Agent agrees that the obligations of the Guarantors under this Agreement shall be subordinated in right of payment, to the extent and in the manner provided in this Article II, to the prior payment in full of all Bank Revolver Obligations of such Guarantor and that such subordination is for the benefit of and enforceable by the Bank Lenders and the Fund Guarantors. The obligations of each Guarantor hereunder shall in all respects rank pari passu to all existing and future Indebtedness of such Guarantor and senior to such Indebtedness of such Guarantor that is, by its terms, expressly subordinated to such other Indebtedness of the Guarantor; and only the Bank Revolver Obligations of such Guarantor shall rank senior to the obligations of such Guarantor hereunder in accordance with the provisions set forth herein.

9.	Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of a Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor and its property:

(a) the Bank Revolver Obligations of such Guarantor shall be paid in full before the Lenders shall be entitled to receive any payment pursuant to any Investor Revolver Obligations from such Guarantor; and

(b) until the Bank Revolver Obligations of such Guarantor are paid in full, any payment or distribution to which the Lenders would be entitled but for this Article II shall be made to the Bank Lenders and the Fund Guarantors as payment of such Bank Revolver Obligations as their respective interests may appear, except that Lenders may receive shares of stock and any debt securities that are subordinated to such Bank Revolver Obligations to at least the same extent as this Agreement.

10.	Default on Bank Revolver Obligations and Payment Blockage. A Guarantor may not make any payment pursuant to any of the Investor Revolver Obligations at any time when the Borrower is prohibited from making any payments to the Lenders of any principal of, premium (if any) or interest on, the Loans pursuant to Section 10.03 of

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the Revolving Credit Agreement.

11.	Demand for Payment. If payment of the Loans is accelerated because of an Event of Default and a demand for payment is made on a Guarantor, the Collateral Agent shall promptly notify the Bank Lenders and the Fund Guarantors (or the Representatives of such Bank Lenders and Fund Guarantors) of such demand. If any Bank Revolver Obligations of such Guarantor are outstanding, such Guarantor may not pay its Guarantee until five (5) Business Days after such Bank Lenders and Fund Guarantors receive (or the Representatives of such Bank Lenders and Fund Guarantors receive) notice of such demand and thereafter only at such time as this Article II otherwise permits.

12.	When Distribution Must Be Paid Over. If a payment or distribution is made to any Lenders in violation of this Article II, any Lender who receives such a payment or distribution shall hold such payment or distribution in trust for the Bank Lenders and the Fund Guarantors and pay the full amount of such payment or distribution over to such Bank Lenders and Fund Guarantors as their respective interests may appear.

13.	Subrogation. After all Bank Revolver Obligations of a Guarantor are paid in full and for so long as any Loans are outstanding, the Lenders shall be subrogated to the rights of the Bank Lenders and the Fund Guarantors to receive payments or distributions applicable to such Bank Revolver Obligations. A distribution or payment made under Section 2.05 hereof to the Bank Lenders or the Fund Guarantors under such Guarantor's Guarantee of the Investor Revolver Obligations which otherwise would have been payable to the Lenders is not, as between such Guarantor and the Lenders, a payment by such Guarantor applicable to the Bank Revolver Obligations.

14.	Relative Rights. This Article II defines the relative rights between the (i) the Lenders, on the one hand, and (ii) the Bank Lenders and the Fund Guarantors, on the other hand. Nothing in this Guarantee Agreement shall:

(a) impair, as between a Guarantor and the Lenders, the obligation of a Guarantor, which is absolute and unconditional, to make payments with respect to such Guarantor's Guarantee of the Investor Revolver Obligations to the extent set forth in Article I; or

(b) prevent the Collateral Agent or any Secured Party from exercising its available remedies upon a default by a Guarantor under its obligations with respect to the Investor Revolver Obligations, subject to the rights of the Bank Lenders and the Fund Guarantors under the Bank Revolver Obligations of such Guarantor to receive payments or distributions otherwise payable to the Lenders in accordance with Section 2.05 hereof.

15.	Subordination May Not Be Impaired by a Guarantor. No right of any Bank Lender or Fund Guarantor under the Bank Revolver Obligations of a Guarantor to enforce the subordination of such Guarantor's Guarantee of the Investor Revolver Obligations hereunder shall be impaired by any act or failure to act by such Guarantor or by its failure to comply with this Guarantee Agreement.

16.	Rights of Collateral Agent.

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(a) Notwithstanding Section 2.03, the Collateral Agent may continue to make payments pursuant to this Guarantee Agreement and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two (2) Business Days prior to the date of such payment, the Collateral Agent receives written notice satisfactory to it that payments may not be made under this Article II. The Borrower, a Guarantor, a Representative, a Bank Lender or a Fund Guarantor may give such notice; provided, however, that if there is a Representative in respect of the Bank Revolver Obligations, only the Representative may give such notice.

(b) The Collateral Agent in its individual or any other capacity may be a Bank Lender or a Fund Guarantor with the same rights it would have if it were not the Collateral Agent. The Collateral Agent shall be entitled to all the rights set forth in this Article II with respect to any Bank Revolver Obligations of a Guarantor which may at any time be held by it, to the same extent as any other Bank Lender or Fund Guarantor; and nothing in Article VIII of the Revolving Credit Agreement shall deprive the Collateral Agent of any of its rights as such Bank Lender or Fund Guarantor. Nothing in this Article II shall apply to claims of, or payments to, the Collateral Agent under or pursuant to Section 11.03 of the Revolving Credit Agreement or any other Section of the Revolving Credit Agreement.

17.	Distribution or Notice to Representative. Whenever a payment or distribution is to be made or a notice is to be given to the Bank Lenders or the Fund Guarantors in connection with the Revolver Obligations of a Guarantor, such payment or distribution may be made, and such notice may be given, instead to their Representatives (if any).

18.	Article II Not to Prevent Events of Default or Limit Right to Accelerate. The failure of a Guarantor to make a payment on any of the Investor Revolver Obligations by reason of any provision in this Article II shall not be construed as preventing the occurrence of a default by such Guarantor under its Guarantee of such Investor Revolver Obligations. Nothing in this Article II shall have any effect on the right of the Lenders or the Collateral Agent to make a demand for payment on a Guarantor in accordance with this Guarantee Agreement.

19.	Collateral Agent Entitled to Rely. Upon any payment or distribution pursuant to this Article II, the Collateral Agent and the Lenders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 2.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Collateral Agent or to the Lenders or (c) upon the Representatives for the Bank Lenders and the Fund Guarantors for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the amount of the Bank Revolver Obligations of a Guarantor, the amount or amounts previously paid or distributed thereon and all other facts pertinent thereto or to this Article II. In the event that the Collateral Agent determines, in good faith, that evidence is required with respect to the right of any Person as a holder of the Ban k Revolver Obligations of a Guarantor to participate in any payment or distribution pursuant to this Article II, the Collateral Agent may request such Person to furnish evidence to the reasonable satisfaction of the Collateral Agent as to the amount of Bank Revolver Obligations of such Guarantor held by such Person, the extent to which such Person is entitled to participate in such

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payment or distribution and other facts pertinent to the rights of such Person under this Article II, and, if such evidence is not furnished, the Collateral Agent may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

20.	Collateral Agent to Effectuate Subordination. Each Lender authorizes and directs the Collateral Agent on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between (i) the Lenders, on the one hand, and (ii) the Bank Lenders and the Fund Guarantors, on the other hand, as provided in this Article II and appoints the Collateral Agent as attorney-in-fact for any and all such purposes.

21.	Collateral Agent Not Fiduciary with Respect to Bank Revolver Obligations of a Guarantor. The Collateral Agent shall not be deemed to owe any fiduciary duty to the Bank Lenders or the Fund Guarantors and the Collateral Agent shall not be liable to any such creditors if it shall mistakenly pay over or distribute to the Lenders or the relevant Guarantor or any other Person, money or assets to which such creditors shall be entitled by virtue of this Article II or otherwise

22.	Reliance by Bank Lenders and Fund Guarantors. Each Lender acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to any Bank Lender or Fund Guarantor under Bank Revolver Obligations to extend and continue to extend, or to continue to extend, such Bank Revolver Obligations, and such Bank Lender or Fund Guarantor shall be deemed conclusively to have relied on such subordination provisions in extending and continuing to extend, or in continuing to extend, such Bank Revolver Obligations.

23.	Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Investor Revolver Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

24.	Representations and Warranties. Each of the Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Revolving Credit Agreement and other Loan Documents are true and correct in all material respects.

25.	Termination. The Guarantees made hereunder (a) shall terminate when all the Investor Revolver Obligations have been performed or indefeasibly paid in full in cash, as applicable and the Lenders have no further commitment to lend under the Revolving Credit Agreement, and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Investor Revolver Obligations is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise.

26.	Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any
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of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Collateral Agent, and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Guarantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Guarantor shall have the right to a ssign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). In the event that a Guarantor ceases to be a Subsidiary pursuant to a transaction permitted under the Loan Documents, such Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

27.	Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarant or to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Collateral Agent, subject to any consent required in accordance with Section 11.02 of the Revolving Credit Agreement.

28.	GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

29.	Notices. All communications and notices hereunder shall be in writing and given as provided in Section 11.01 of the Revolving Credit Agreement. All communications and notices hereunder to each Guarantor shall be given to it at its address or telecopy number set forth in Schedule I, with a copy to the Borrower.

30.	Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Guarantors herein and in the certificates or other

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instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid and as long as the Commitments have not been terminated.

(b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

31.	Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 3.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

32.	Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Revolving Credit Agreement shall be applicable to this Agreement.

33.	Jurisdiction; Consent to Service of Process. (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any righ t that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Guarantor or its properties in the courts of any jurisdiction.

(b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 3.07. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

34.	WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.12.

35.	Limitation on Guaranteed Amounts. Anything contained in this Agreement to the contrary notwithstanding, the obligation of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all liabilities of such Guarantor, contingent or otherwise, that would be taken into account in determining whether the incurrence of the obligation would constitute a fraudulent conveyance under the Fraudulent Transfer Laws and after giving effect, both in determining such Guarantor's probable debt hereunder and in determining its assets, to the existence of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Gu arantor pursuant to (a) applicable law or (b) any agreement, including the Indemnity, Subrogation and Contribution Agreement.

36.	Additional Guarantors. Pursuant to Section 5.12 of the Revolving Credit Agreement, each Subsidiary Loan Party that was not in existence or not a Subsidiary Loan Party on the date of the Revolving Credit Agreement is required to enter into this Agreement as a Guarantor upon becoming a Subsidiary Loan Party. Upon execution and delivery after the date hereof by the Collateral Agent and such Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

37.	Successor Guarantors. Any Person may merge with any Guarantor in a transaction in which the surviving entity is a Subsidiary of the Borrower; provided that if the surviving entity is not the Guarantor, the surviving entity must be a corporation,

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partnership or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such surviving entity must expressly assume, by execution of appropriate Loan Documents (or counterparts or supplements thereto), executed and delivered to the Collateral Agent (in form reasonably satisfactory to the Collateral Agent, as applicable) all the obligations of such Guarantor under this Guarantee Agreement and the other applicable Loan Documents; and further provided that prior to the consummation of such transaction, the Borrower must provide the Collateral Agent with an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer complies with the Loan Documents.

38.	Right of Setoff. If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Secured Party to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor then existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document. The rights of each Secured Party under this Section 3.16 are in addition to other rights and remedies (including any other rights of setoff) which such Secured Party may have.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
MEMC ELECTRONIC MATERIALS, INC. By /s/ James M. Stolze Name: James M. Stolze Title: Executive Vice President, Chief Financial Officer

By /s/ Kenneth L. Young Name: Kenneth L. Young Title: Treasurer

By /s/ Kenneth L. Young Name: Kenneth L. Young, in his capacity as Treasurer for each of the Subsidiaries listed on Schedule I hereto

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CITICORP USA, INC., as Administrative Agent and Collateral Agent By: /s/ Allen Fisher Name: Allen Fisher Title: Vice President

Schedule I to the
Guarantee Agreement

GUARANTORS

Annex 1 to the
Guarantee Agreement

SUPPLEMENT NO. [ ] dated as of [ ], to the Guarantee Agreement dated as of March 3, 2003 among MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation ("Borrower"), each of the subsidiaries listed on Schedule I thereto (each such subsidiary, individually, a "Subsidiary" or a "Guarantor" and, collectively, the "Subsidiaries" or "Guarantors") and CITICORP USA, INC., as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Security Agreement).

A. Reference is made to the Revolving Credit Agreement dated as of December 5, 2002 (as amended, supplemented or otherwise modified from time to time, the "Revolving Credit Agreement"), among the Borrower, the lenders from time to time party thereto (the "Lenders"), the Collateral Agent and Citicorp USA, Inc., as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement and the Revolving Credit Agreement.

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C. The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Loans. Pursuant to Section 5.12 of the Revolving Credit Agreement, each Subsidiary Loan Party that was not in existence or not a Subsidiary Loan Party on the date of the Revolving Credit Agreement is required to enter into the Guarantee Agreement as a Guarantor upon becoming a Subsidiary Loan Party. Section 3.14 of the Guarantee Agreement provides that additional Subsidiaries may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Revolving Credit Agreement to become a Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

Accordingly, the Collateral Agent and the New Guarantor agree as follows:

SECTION 1. In accordance with Section 3.14 of the Guarantee Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof except to the extent a representation and warranty expressly relates solely to a specific date in which case such representation and warranty shall be true and correct on such date. Each reference to a "Guarantor" in the Guarantee Agreement shall be deemed to include the New Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

SECTION 2. The New Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 3.07 of the Guarantee Agreement. All communications and notices hereunder to the New

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Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

SECTION 8. The New Guarantor agrees to reimburse the Collateral Agent for its out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Guarantor and the Collateral Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

[NAME OF NEW GUARANTOR],
By________________________________ Name: Title: Address:

CITICORP USA, INC., as Collateral Agent,
By________________________________ Name: Title: Address:

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